                                                                     Exhibit 3.2






                                     BYLAWS

                                       of

                         PHOENIX HEALTHCARE CORPORATION

                            (a Delaware corporation)

                                      INDEX

Section                                                                                                      Page
-------                                                                                                      ----

                                    ARTICLE I
                                  STOCKHOLDERS

1.01                   Annual meetings................................................................          1
1.02                   Special meetings...............................................................          1
1.03                   Notice.........................................................................          1
1.04                   Record dates...................................................................          2
1.05                   Quorum and adjournment.........................................................          3
1.06                   Organization of meetings.......................................................          3
1.07                   Action by stockholders.........................................................          4
1.08                   Voting rights of stockholders..................................................          4
1.09                   Stockholders list..............................................................          4
1.10                   Inspectors of election.........................................................          4
1.11                   Procedure at stockholders meetings.............................................          5
1.12                   Proxies........................................................................          6
1.13                   Voting by fiduciaries and pledgees.............................................          7
1.14                   Voting by joint holders of shares..............................................          7
1.15                   Voting by corporations.........................................................          7
1.16                   Voting by minors; other matters................................................          8
1.17                   Consents in lieu of meetings...................................................          8


                                   ARTICLE II
                                    DIRECTORS

 2.01                  Qualifications; number, term of office,
                         election.....................................................................          9
 2.02                  Annual and other regular meetings..............................................          9
 2.03                  Special meetings...............................................................          9
 2.04                  Notice of Board meetings.......................................................          9
 2.05                  Quorum of and action by directors; written
                         consents.....................................................................         10
 2.06                  Organization...................................................................         10
 2.07                  Committees.....................................................................         10
 2.08                  Presumption of assent..........................................................         11
 2.09                  Resignation....................................................................         11
 2.10                  Removal........................................................................         11
 2.11                  Vacancies......................................................................         11
 2.12                  Compensation...................................................................         12


                                   ARTICLE III
                             GENERAL PROVISIONS REGARDING NOTICE; TELEPHONIC MEETINGS

 3.01                  Manner of giving notice........................................................         12
 3.02                  Waiver of notice...............................................................         12
 3.03                  Modification of proposal contained in notice...................................         12
 3.04                  Use of conference telephone and similar
                         equipment....................................................................         13



                                   ARTICLE IV
                             OFFICERS AND EMPLOYEES

 4.01                  Number, qualifications and designation.........................................         13
 4.02                  Election and term of office; authority.........................................         13
 4.03                  Non-Executive officers; employees and agents...................................         13
 4.04                  Resignations...................................................................         14
 4.05                  Removal........................................................................         14
 4.06                  Vacancies......................................................................         14
 4.07                  Compensation; bonding..........................................................         14
 4.08                  The Chairman...................................................................         14
 4.09                  The President..................................................................         14
 4.10                  Vice Presidents................................................................         14
 4.11                  The Secretary and assistant secretaries........................................         15
 4.12                  The Treasurer and assistant treasurers.........................................         15


                                    ARTICLE V
                             SHARES OF CAPITAL STOCK

 5.01                  Share certificates.............................................................         15
 5.02                  Issuance; registration.........................................................         15
 5.03                  Transfer of shares.............................................................         16
 5.04                  Transfer agents and registrars.................................................         16
 5.05                  Lost, stolen, destroyed or mutilated certificates..............................         16
 5.06                  Holders of record..............................................................         16


                                   ARTICLE VI
                  EXECUTION OF INSTRUMENTS, ETC.; MISCELLANEOUS

 6.01                  Checks, deposits, etc..........................................................         16
 6.02.                 Other contracts................................................................         17
 6.03                  Interested directors or officers; quorum.......................................         17

 6.04                  Voting securities owned by the Corporation.....................................         18
 6.05                  Corporate records..............................................................         18
 6.06                  Offices........................................................................         18
 6.07                  Corporate seal.................................................................         19
 6.08                  Fiscal year....................................................................         19


                                   ARTICLE VII
                                 INDEMNIFICATION

 7.01                  Scope of indemnification.......................................................         19
 7.02                  Proceedings initiated by Indemnified Representatives...........................         20
 7.03                  Advancing expenses.............................................................         21
 7.04                  Insurance; security............................................................         21
 7.05                  Payment of indemnification or advance..........................................         21
 7.06                  Contribution...................................................................         21
 7.07                  Mandatory indemnification......................................................         22
 7.08                  Contract rights; amendment or repeal; reliance.................................         22
 7.09                  Article VII not exclusive; survival of rights..................................         22


                                  ARTICLE VIII
                                   AMENDMENTS

 8.01                  Amendment of bylaws............................................................         22

                                     BYLAWS

                                    ARTICLE I
                                  STOCKHOLDERS

                  Section 1.01. ANNUAL MEETINGS. An annual meeting of the stockholders shall be held each year. The annual meeting shall be held at such time and place, within or without the State of Delaware, and on such date (not a legal holiday at the place of the meeting) as may be fixed by the Board of Directors, or if not so fixed, then at 11:00 a.m., Central Daylight Saving time, on the third Thursday in April, if not a legal holiday at the place of the meeting, and if a legal holiday, then on the next succeeding day which is not a legal holiday, at the principal business office of the Corporation. At the annual meeting the stockholders shall elect directors and shall transact such other business as may properly be brought before the meeting. If an annual meeting is not held within thirteen months after the date of incorporation of the Corporation, or within thirteen months after the last annual meeting, any stockholder or director of the Corporation may apply to the Delaware Court of Chancery for an order requiring an annual meeting to be held.

                  Section 1.02. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time, for the purpose or purposes set forth in the call, by the Chairman of the Board, the President or the Board of Directors. Special meetings shall be held at such time and place, within or without the State of Delaware, and on such date (not a legal holiday at the place of the meeting), as may be fixed by the Board of Directors, or if not so fixed by the Board of Directors, then on the thirtieth day after the date such meeting is called, if not a legal holiday at the place of the meeting, and if a legal holiday, then on the next succeeding day which is not a legal holiday, at the principal business office of the Corporation.

                  Section 1.03.  NOTICE.

                  (a) GENERAL RULE. Written notice of every meeting of the stockholders shall be given by, or at the direction of, the Secretary to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the date fixed for the meeting. However, if a purpose of the meeting is to act upon an agreement of merger or consolidation pursuant to section 251 of the General Corporation Law of the State of Delaware (the "General Corporation Law"), or a proposal to sell, lease or exchange all or substantially all of the Corporation's property and assets pursuant to section 271 of the General Corporation Law, such notice shall be given not less than 20 nor more than 60 days before the date fixed for the meeting.

                  (b) CONTENTS. In the case of a special meeting of stockholders, the notice shall specify the general nature of the business to be transacted and shall contain such other material as may be required by law. Any business may be transacted at an annual meeting regardless of whether the notice calling such meeting contains a reference thereto, except as otherwise required by law.

                  (c) ADJOURNED STOCKHOLDERS MEETINGS. When a meeting of stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days or unless a new record date is fixed for the adjourned meeting, in which case notice of such adjourned meeting shall be given as provided in
Section 1.03(a). At the adjourned meeting any business may be transacted which could have been transacted at the original meeting.

                  (e) STOCKHOLDERS WITHOUT FORWARDING ADDRESSES. Notices need not be sent to any stockholder to whom either (i) notices of two consecutive annual meetings, and all notices of stockholders meetings or of the taking of action by written consent of the stockholders without a meeting between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during any twelve-month period, have been mailed by the Corporation addressed to the stockholder at the stockholder's address as shown on the records of the Corporation and have been returned undeliverable. Whenever the stockholder delivers to the Corporation a notice containing the stockholder's then current address, the requirement that notices be given to the stockholder shall be reinstated.

                  Section 1.04.  RECORD DATES.

                  (a) FIXING A RECORD DATE FOR VOTING AT A MEETING. The Board of Directors may fix a date and time before any meeting of stockholders as a record date for the determination of the stockholders entitled to notice of, or to vote at, the meeting, which date, except in the case of an adjourned meeting, shall be not more than 60 or less than 10 days before the date of the meeting, and shall not precede the day on which the Board of Directors fixed the record date. Such record date shall also apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting in accordance with the preceding sentence. Only stockholders of record on the date and time so fixed shall be so entitled, notwithstanding any transfer of shares on the books of the Corporation after any such record date.

                  (b) FIXING A RECORD DATE FOR OTHER PURPOSES. The Board of Directors may similarly fix a record date and time (i) for the determination of stockholders of record entitled to consent to corporate action in writing without a meeting, in which case such record date shall not be more than 10 days after the day on which the Board of Directors fixed the record date and shall not precede that day, or (ii) for the determination of stockholders of record entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for any other purpose, in which case such record date shall not be more than 60 days before such action.

                  (c) WHEN A RECORD DATE IS NOT FIXED. If a record date is not fixed pursuant to Sections 1.04(a) or 1.04(b):

                           (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day before the day on which notice of the meeting is first given to stockholders or, if notice is waived, the close of business on the day before the day on which the meeting is held.

                           (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is not required, shall be the close of business on the day on which the first signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to (1) the Secretary, or
         (2) the principal place of business of the Corporation, or (3) the registered office of the Corporation in Delaware (with such delivery to be by hand or by certified or registered mail, return receipt requested). If prior action by the Board of Directors is required, such record date shall be the close of business on the day such action is taken.

                           (iii) The record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

                  Section 1.05.  QUORUM AND ADJOURNMENT.

                  (a) GENERAL RULE. A meeting of stockholders shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of the holders of at least a majority of the shares entitled to be voted at the meeting shall constitute a quorum. Shares of its own capital stock belonging to the Corporation, or shares of the Corporation's capital stock belonging to another corporation if the Corporation holds, directly or indirectly, a majority of the shares of such other corporation entitled to vote in the election of directors, shall not be counted in determining the total number of outstanding shares, or the number of shares present at the meeting, for quorum purposes.

                  (b) ADJOURNMENT FOR LACK OF QUORUM. If a meeting cannot be organized because a quorum is not present, those stockholders present may adjourn the meeting to such time and place as they may determine.

                  (c) WITHDRAWAL OF STOCKHOLDERS. Once a meeting is duly organized, the stockholders present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  (d) SPECIAL RULE FOR ELECTION OF DIRECTORS. If one of the purposes of a meeting is the election of directors, and such meeting has been adjourned twice for lack of a quorum, those stockholders who attend the third attempt to convene the meeting shall constitute a quorum for the purpose of electing directors whether or not they would constitute a quorum for other purposes pursuant to Section 1.05(a), so long as there is present in person or by proxy the holders of at least one-third of the shares entitled to be voted at the meeting.

                  Section 1.06. ORGANIZATION OF MEETINGS. At every meeting of the stockholders, the Chairman of the Board shall act as chairman of the meeting. If the Chairman of the Board is not present, then one of the following persons present, in the following order, shall act as chairman of the meeting: the President, or a person chosen by majority vote of the stockholders present at the meeting. The Secretary or an Assistant Secretary, or in their absence a person appointed by the chairman of the meeting, shall act as secretary of the meeting and take the minutes thereof.

                  Section 1.07. ACTION BY STOCKHOLDERS. Any proposal submitted to a vote of the stockholders shall be approved if a majority of the votes entitled to be cast with respect to such proposal by stockholders present at the meeting in person or by proxy are cast in favor of such proposal and, if any shares are entitled to be voted thereon as a class, if of the votes entitled to be cast with respect to such proposal by stockholders of the class present at the meeting in person or by proxy are cast in favor of such proposal.

                  Section 1.08. VOTING RIGHTS OF STOCKHOLDERS. Unless otherwise provided in the certificate of incorporation, each person shall be entitled to one vote for each share of capital stock registered in the name of such person on the books of the Corporation on the record date for such matter determined pursuant to Section 1.04. The date and time of the opening and the closing of the polls for each matter on which the stockholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted after the closing of the polls.

                  Section 1.09.  STOCKHOLDERS LIST.

                  (a) GENERAL RULE. At least ten days before every meeting of stockholders, the Secretary shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at the place where the meeting is to be held, or at another place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting and may be inspected during the whole time of the meeting by any stockholder who is present. The Corporation's stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or the stockholders list or to vote in person or by proxy at any meeting of stockholders.

                  (b) EFFECT OF NON-COMPLIANCE. Failure to comply with Section 1.09(a) shall not affect the validity of any action taken at a meeting prior to a demand at such meeting, by any stockholder entitled to vote thereat, to examine the list, except that if the directors willfully neglect or refuse to produce the stockholders list at any meeting for the election of directors, they shall be ineligible for election to any office at the meeting.

                  Section 1.10.  INSPECTORS OF ELECTION.

                  (a) APPOINTMENT. Before any meeting of stockholders, the Board of Directors may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed by the Board of Directors, the chairman of the meeting may, and on the request of any stockholder shall, appoint inspectors of election at the meeting. The number of inspectors of election shall be one or three. Inspectors of election need not be stockholders. A person who is a candidate for an office to be filled at the meeting shall not act as an inspector of election. Each inspector of election, at or before the meeting and before beginning his or her duties, shall take and sign an oath faithfully to execute the duties of inspector of election with strict impartiality and according to the best of his or her ability.

                  (b) VACANCIES. In case any person appointed as a judge of election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors before the convening of the meeting or by the chairman of the meeting at the meeting.

                  (c) DUTIES. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, whether a quorum is present, and the authenticity, validity and effect of proxies and ballots; receive all votes and ballots; hear and determine all challenges and questions in any way arising in connection with the right to vote, and retain for at least 60 days a record of the disposition of all such challenges; count and tabulate all votes; determine the results and certify them to the chairman of the meeting; and do such acts as may be proper to conduct the vote with fairness to all stockholders.

                  (d) EVIDENCE TO BE CONSIDERED. In determining the validity and counting of proxies and ballots, the inspectors of election shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.12(b), ballots, and the regular books and records of the Corporation, except that the inspectors of election may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons who represent more votes than the holder of a proxy is authorized by the record owner to cast, or more votes than the stockholder holds of record. If the inspectors of election consider such other reliable information, the certificate of the inspectors of election made pursuant to Section 1.10(e) shall specify the precise information so considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which it was obtained and the basis for the belief of the inspectors of election that the information is accurate and reliable.

                  (e) REPORT AND CERTIFICATE. On request of the chairman of the meeting, or of any stockholder, the inspectors of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                  Section 1.11. PROCEDURE AT STOCKHOLDERS MEETINGS. The organization of each meeting of stockholders, the order of business and all matters relating to the manner of conducting the meeting shall be determined by the chairman of the meeting, whose decisions may be overruled only by a majority of the votes entitled to be cast on any matter by stockholders present at the meeting in person or by proxy. Such votes shall not be taken by ballot. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow Roberts' Rules of Order or any other manual of parliamentary procedure.

                  Section 1.12.  PROXIES.

                  (a)  GENERAL RULES.

                           (i) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for the stockholder by proxy. The presence of, or vote or other action at a meeting, or the expression of consent or dissent to corporate action in writing without a meeting, by a person holding a proxy of such stockholder shall constitute the presence of, or vote or action by, or written consent or dissent of, such stockholder.

                           (ii) If two or more persons hold proxies with respect to the same shares, the Corporation shall, unless otherwise expressly provided in such proxies, accept as the vote with respect to all such shares the vote cast by a majority of such persons and, if a majority of such persons cannot agree whether such shares shall be voted or upon the manner of voting such shares, the voting of such shares shall be divided equally among such persons.

                  (b) EXECUTION AND FILING. Every proxy shall be in writing, signed manually or by facsimile by the stockholder of record or by such stockholder's duly authorized officer, director, employee or agent, and filed with the Secretary. A telegram, telex, cablegram, datagram or similar electronic transmission from a stockholder or attorney-in-fact, or a photographic or other copy, facsimile telecommunication or similar reliable and complete reproduction of a writing executed by a stockholder or attorney-in-fact, (i) may be treated as properly executed for purposes of this subsection and (ii) shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the Corporation to the stockholder for the purposes of a particular meeting or transaction.

                  (c) REVOCATION; EXPIRATION. A duly executed proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective with respect to the Corporation until written notice thereof has been given to the Secretary. An unrevoked proxy shall not be valid after three years from the date of its execution unless the proxy provides for a longer period. A proxy shall not be revoked by the death or incapacity of the stockholder unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary.

                  (d) EXPENSES. The Corporation shall pay the reasonable expenses of the solicitation of votes, proxies or consents of stockholders by or on behalf of the Board of Directors or its nominees for election to the Board, including solicitation by professional proxy solicitors and otherwise.

                  Section 1.13. VOTING BY FIDUCIARIES AND PLEDGEES. Shares held of record by a trustee or other fiduciary, an assignee for the benefit of creditors or a receiver may be voted, or proxies relating thereto granted, by the trustee, fiduciary, assignee or receiver. A stockholder whose stock is pledged shall be entitled to vote the pledged shares, or to grant proxies with respect thereto, until such shares have been transferred of record into the name of the pledgee or a nominee of the pledgee; except that if, in the transfer of the pledged shares by the stockholder to the pledgee on the books of the Corporation, the stockholder has expressly empowered the pledgee to vote the pledged shares, then only the pledgee or the proxy of the pledgee may vote such shares.

                  Section 1.14.  VOTING BY JOINT HOLDERS OF SHARES.

                  (a) GENERAL RULE. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, then (i) if any of such persons are present in person or by proxy, all of such shares shall be deemed to be represented for the purpose of determining whether a quorum is present, and
(ii)(1) if only one of such persons votes such shares, the vote of such person binds all of such persons, (2) if more than one of such persons vote such shares, the votes of the majority of such persons so voting binds all of such persons, and (3) if more than one of such persons vote such shares but their votes are evenly split on any particular matter, each such person may vote such shares in proportion to the interest of such person therein, unless a court having jurisdiction shall order otherwise.

                  (b) EXCEPTION. If there has been filed with the Secretary (i) written notice that the voting rights with respect to such shares are different from the rights provided in Section 1.14(b), and (ii) a copy, certified by an attorney at law to be correct, of the instrument or order appointing such joint holders or creating the relationship of such joint holders to one another and providing for their voting rights with respect to the shares, then the persons specified as having such voting power in the latest-dated document so filed, and only those persons, shall be entitled to vote the shares or grant proxies relating thereto, but only in accordance with such document.

                  Section 1.15.  VOTING BY CORPORATIONS.

                  (a) VOTING BY CORPORATE STOCKHOLDERS. Shares held of record by another corporation may be voted, or proxies relating thereto may be granted, by any of its officers or agents, unless there has been filed with the Secretary a copy of a resolution of such other corporation's board of directors or a provision of its certificate or articles of incorporation or bylaws, certified to be correct by one of such corporation's officers, appointing some other person its general or special proxy, in which case that person shall be entitled to vote the shares held of record by such corporation.

                  (b) SHARES OWNED BY THE CORPORATION. Shares of its own capital stock belonging to the Corporation, or shares of the Corporation's capital stock belonging to another corporation if the Corporation holds, directly or indirectly, a majority of the shares of such other corporation entitled to vote in the election of directors, shall not be entitled to vote. Nothing in this section shall be construed as limiting the right of the Corporation to vote stock, including its own capital stock, held by it in a fiduciary capacity.

                  Section 1.16. VOTING BY MINORS; OTHER MATTERS. The Corporation may treat every natural person who holds shares or other obligations of the Corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the Secretary or the transfer agent of the Corporation or, in the case of payments or distributions on other obligations, the Treasurer or paying agent of the Corporation, has received written notice that the holder is a minor or is otherwise legally incapacitated.

                  Section 1.17.  CONSENTS IN LIEU OF MEETINGS.

                  (a) ACTION BY CONSENT. Any action required or permitted to be taken at a meeting of the stockholders or of a class of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                  (b) FORMAL REQUIREMENTS FOR ACTION BY CONSENT. Every written consent shall bear the date of signature of each stockholder who signs it. No written consent shall be effective to take the corporate action referred to therein unless (i) written consents signed by a sufficient number of stockholders to take such action are delivered to the Secretary, and (ii) such delivery of consents sufficient to take such action is completed within 60 days of the date of the earliest-dated consent so delivered.

                  (c) NOTICE TO NON-CONSENTING STOCKHOLDERS. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing to such action.


                                   ARTICLE II
                                    DIRECTORS

                  Section 2.01. QUALIFICATIONS; NUMBER; TERM OF OFFICE; ELECTION. Each director of the Corporation shall be a natural person of full age who need not be a resident of Delaware or a stockholder of the Corporation. The Board of Directors shall consist of such number of persons as may be determined from time to time by the Board of Directors but shall not be less than one (1) nor more than six (6) unless otherwise established pursuant to the Certificate of Designation for the Series A Convertible Preferred Stock. A full Board of Directors shall be elected at each annual meeting of the stockholders. Each director shall hold office from the time of his or her election until the election of his or her successor, or until his or her earlier death, resignation or removal. A decrease in the number of directors constituting the full Board of Directors shall not have the effect of shortening the term of office of any incumbent director. In elections of directors, voting need not be by ballot unless balloting is required by vote of the stockholders taken before the voting for the election of directors begins. Unless otherwise provided by law or in the certificate of incorporation, the candidates receiving the highest numbers of votes cast in the election shall be elected, even if such numbers are less than a majority of the votes cast.

                  Section 2.02. ANNUAL AND OTHER REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately after the annual meeting of the stockholders, or at such other time and at such place as may be designated from time to time by the Board of Directors. Such regular meeting shall be the annual organization meeting at which the Board shall organize itself and elect the Executive Officers of the Corporation and may transact any other business. Other regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without Delaware, as shall be designated from time to time by the Board of Directors. Any business may be transacted at any regular meeting.

                  Section 2.03. SPECIAL MEETINGS. A special meeting of the Board of Directors may be called at any time by the Board itself, or by the Chairman or the President, or by at least one-fourth of the directors, to be held on such date and at such time and place, within or without Delaware, as shall be specified by the person or persons calling the meeting. Any business may be transacted at any special meeting.

                  Section 2.04. NOTICE OF BOARD MEETINGS. Once the dates, times and places of regular meetings of the Board of Directors has initially been determined by the Board of Directors, notices of such regular meetings thereafter need not be given unless any such date, time or place is changed, in which case notice thereof shall be given in the manner provided below for special meetings. Notice of every special meeting of the Board of Directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or fax) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in a notice of the meeting.

                  Section 2.05. QUORUM OF AND ACTION BY DIRECTORS; WRITTEN CONSENTS. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided in
Section 7.05(b). If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the directors present until a quorum shall be present, but notice of the time and place to which such meeting is adjourned shall be given to any directors not present either in writing or personally or by telephone at least eight hours prior to the hour of reconvening. The acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, all of the directors in office consent thereto in writing and such consent or consents are filed with the minutes of the Board.

                  Section 2.06. ORGANIZATION. The Chairman of the Board, if present, or if not, the President, if the President is a director and is present, or if not, a director designated by the Board, shall preside at each meeting of the Board. The Secretary, if present, or if not, any Assistant Secretary, shall take the minutes at all meetings of the Board of Directors. In the absence of the Secretary and an Assistant Secretary, the presiding officer shall designate any person to take the minutes of the meeting.

                  Section 2.07.  COMMITTEES.

                  (a) ESTABLISHMENT AND POWERS. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more standing or temporary committees (which may include an Executive Committee), consisting of one or more directors, who shall serve at the pleasure of the Board. Any such committee shall have and may exercise such powers and authority of the Board of Directors as the Board may specify from time to time, which may include the declaration of dividends; PROVIDED that a committee shall not have any power or authority as to the following: (i) the recommendation or submission to stockholders of any action requiring approval of stockholders under the Delaware General Corporation Law, (ii) the adoption of an agreement of merger or consolidation, (iii) amendment of the certificate of incorporation except as specifically permitted by Section 2.07(b), (iv) the creation or filling of vacancies in the Board of Directors, (v) the adoption, amendment or repeal of the bylaws, (vi) the amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors, or (vii) action on any matter committed by these bylaws or by resolution of the Board of Directors to another committee of the Board of Directors.

                  (b) CERTAIN TERMS OF SECURITIES. Notwithstanding Section 2.07(a)(iii), a committee may, to the extent authorized by the Board of Directors in a resolution providing for the issuance of shares of stock, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock, or authorize the increase or decrease of the shares of any series.

                  (c) ALTERNATE MEMBERS. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

                  (d) PROCEDURES. The term "Board of Directors" or "Board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any Executive

Committee or other committee of the Board.

                  Section 2.08. PRESUMPTION OF ASSENT. Minutes of each meeting of the Board and each committee of the Board, respectively, shall be made available to each director or member of such committee, respectively, at or before the next succeeding meeting of the Board or such committee. A director who is present at a meeting of the Board, or of a committee of the Board, at which action on any matter is taken shall be presumed to have assented to the action taken unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the Secretary, in writing, of the asserted omission or inaccuracy.

                  Section 2.09. RESIGNATION. Any director may resign by submitting his or her resignation to the Secretary. Such resignation shall become effective upon its receipt by the Secretary or as otherwise specified therein.

                  Section 2.10.  REMOVAL.

                  (a) REMOVAL BY THE STOCKHOLDERS. The entire Board of Directors, or any individual director, may be removed from office, with or without cause, by the vote of the stockholders. In case the entire Board or any one or more directors are so removed, new directors may be elected by the stockholders at the same meeting.

                  (b) REMOVAL BY THE BOARD. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year. Failure to attend a meeting or meetings of the Board shall not entitle the Board to remove such director.

                  Section 2.11. VACANCIES. Vacancies in the Board of Directors that shall occur by reason of death, resignation, removal, increase in the number of directors or any other cause whatever may be filled (unless filled pursuant to Section 2.10(a)) by a majority vote of the remaining directors, whether or not a quorum, or by a sole remaining director, and each person so elected shall be a director to serve for the balance of the unexpired term. When one or more directors resign from the Board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

                  Section 2.12. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors for their services as directors. A director may be a salaried officer of the Corporation.

                                   ARTICLE III
            GENERAL PROVISIONS REGARDING NOTICE; TELEPHONIC MEETINGS

                  Section 3.01. MANNER OF GIVING NOTICE. Whenever written notice is required to be given to any person under the provisions of the Delaware General Corporation Law or by the certificate or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to the address (or to the telex, TWX or fax number) of the person appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of fax, when received. A notice of meeting shall specify the date, time and place of the meeting and any other information required by any provision of the Delaware General Corporation Law, the certificate of incorporation or these bylaws.

                  Section 3.02.  WAIVER OF NOTICE.

                  (a) WRITTEN WAIVER. Whenever any notice is required to be given under the provisions of the Delaware General Corporation Law, the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

                  (b) WAIVER BY ATTENDANCE. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                  Section 3.03. MODIFICATION OF PROPOSAL CONTAINED IN NOTICE. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Delaware General Corporation Law or the certificate of incorporation or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

                  Section 3.04. USE OF CONFERENCE TELEPHONE AND SIMILAR EQUIPMENT. One or more persons may participate in a meeting of the Board of Directors or any committee thereof, or the stockholders of the Corporation, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

                                   ARTICLE IV
                             OFFICERS AND EMPLOYEES

                  Section 4.01. NUMBER, QUALIFICATIONS AND DESIGNATION. The Executive Officers of the Corporation shall be a Chairman, a President, a Secretary and a Treasurer, and such other officers of the Corporation as the Board of Directors may designate from time to time as Executive Officers. The Corporation shall have such other officers from time to time as the Board may determine. Other than the Chairman, who must also be a director, officers may but need not be directors or stockholders of the Corporation. The President and the Secretary shall be natural persons of full age. Any number of offices may be held by the same person. The Board of Directors shall elect from among the directors the Chairman.

                  Section 4.02. ELECTION AND TERM OF OFFICE; AUTHORITY. The Executive Officers of the Corporation shall be elected annually by the Board of Directors at the regular annual meeting of the Board, and shall hold office at the pleasure of the Board of Directors. Other officers of the Corporation shall be elected by the Board of Directors or appointed pursuant to Section 4.03, and shall hold office at the pleasure of the Board of Directors and of the Executive Officer, if any, charged with their supervision. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to resolutions or orders of the Board of Directors or, in the absence of controlling provisions in the resolutions or orders of the Board of Directors, as may be determined by or pursuant to these bylaws. The Board of Directors may delegate for the time being some or all of the powers and duties of any officer to any other person whom the Board may select.

                  Section 4.03. NON-EXECUTIVE OFFICERS; EMPLOYEES AND AGENTS. The Board of Directors may from time to time elect such other officers as the Board deems appropriate, to have such authority and perform such duties as are provided in these bylaws or as the Board may from time to time determine. The Board of directors may delegate to any Executive Officer or committee of the Board the power to appoint non-Executive officers and to prescribe the authority and duties of such officers. The Chairman, or other officers of the Corporation pursuant to authority delegated by the Chairman, may employ from time to time such other agents, employees and independent contractors as the Chairman or such other officer may deem advisable for the prompt and orderly transaction of the business of the Corporation, may prescribe their duties and the conditions of their employment, fix their compensation and dismiss them at any time, without prejudice to their contract rights, if any.

                  Section 4.04. RESIGNATIONS. Any officer may resign at any time upon written notice to the Secretary. The resignation shall be effective upon receipt thereof by the Secretary or at such subsequent time as may be specified in the notice of resignation.

                  Section 4.05. REMOVAL. Any officer of the Corporation may be removed by the Board of Directors, and any employee or agent may be dismissed by the Chairman, in any case with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                  Section 4.06. VACANCIES. Any vacancy in any office or position by reason of death, resignation, removal, disability or any other cause shall be filled in the manner provided in these bylaws for regular election or appointment to such office or position.

                  Section 4.07. COMPENSATION; BONDING. The compensation of the officers elected by the Board of Directors shall be fixed from time to time by the Board. The compensation of any other officers, employees and agents shall be fixed from time to time by the Chairman or such other officer or committee to which the Chairman delegates such power. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

                  Section 4.08. THE CHAIRMAN. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, and shall have such other powers and duties as from time to time may be prescribed by the Board.

                  Section 4.09. THE PRESIDENT. Subject to the control of the Board of Directors, the President shall have general supervision of and general management and executive powers over all the property, operations, business, affairs and employees of the Corporation, and shall see that the policies and programs adopted or approved by the Board are carried out. The President shall exercise such further powers and duties as from time to time may be prescribed by these bylaws or by the Board of Directors.

                  Section 4.10. EXECUTIVE VICE PRESIDENTS. Executive Vice Presidents may be given by resolution of the Board general executive powers, subject to the control of the Chairman or the President, concerning one or more or all segments of the operations of the Corporation. Executive Vice Presidents shall exercise such further powers and duties as from time to time may be prescribed by these bylaws, the Board of Directors, the Chairman or the President. At the request of the President, or in the President's absence or disability, the senior Executive Vice President shall exercise the powers and duties of the President.

                  Section 4.11. THE SECRETARY AND ASSISTANT SECRETARIES. The Secretary or an assistant secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and of the Board and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law and these bylaws; and shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal. The Secretary shall exercise such further powers and duties as from time to time may be prescribed by these bylaws or by the Board of Directors or the President. At the request of the Secretary, or in the Secretary's absence or disability, an assistant secretary shall exercise the powers and duties of the Secretary.

                  Section 4.12. THE TREASURER AND ASSISTANT TREASURERS. The Treasurer shall be the chief accounting officer of the Corporation. The Treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; and shall, whenever so required by the Board, render an account showing all transactions as Treasurer and the financial condition of the Corporation. The Treasurer shall exercise such further powers and duties as from time to time may be prescribed by these bylaws or by the Board of Directors or the President. At the request of the Treasurer, or in the Treasurer's absence or disability, an assistant treasurer shall exercise the powers and duties of the Treasurer.


                                    ARTICLE V
                             SHARES OF CAPITAL STOCK

                  Section 5.01. SHARE CERTIFICATES. Every record holder of fully-paid stock of the Corporation shall be entitled to a share certificate or certificates representing the shares held of record by such holder, unless the Board of Directors provides by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Each such certificate shall state that the Corporation is incorporated under the laws of Delaware, the name of the person to whom the certificate is issued and the number and class of shares and the designation of the series, if any, that the certificate represents, and otherwise shall be in such form as the Board of Directors may from time to time prescribe. The Board may authorize the issuance of certificates for fractional shares or, in lieu thereof, scrip or other evidence of ownership, which may (or may not) as determined by the Board entitle the holder thereof to voting, dividends or other rights of stockholders.

                  Section 5.02. ISSUANCE; REGISTRATION. The stock ledger or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose. The share certificates of the Corporation shall be numbered and registered in the stock ledger or transfer books of the Corporation as they are issued or transferred. Such certificates shall be signed by the Chairman of the Board or the President, and by the Secretary or the Treasurer or an assistant secretary or an assistant treasurer, and shall bear the seal of the Corporation or a facsimile thereof. Any or all the signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar had not ceased to be such at the date of its issue. The provisions of this Section shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar.

                  Section 5.03. TRANSFER OF SHARES. Transfers of certificated shares of stock of the Corporation shall be made on the stock ledger or transfer books of the Corporation only upon surrender to the Corporation or its transfer agent of the certificate or certificates for such shares, properly endorsed by, or accompanied by an appropriate stock power properly signed by, the record holder of such shares or by such record holder's assignee, agent or legal representative, who shall furnish proper evidence of authority. No transfer shall be made inconsistent with Article 8 of the Delaware Uniform Commercial Code, as such sections exist at the time of the purported transfer. Whenever any transfer of shares shall be made for collateral security and not absolutely, that fact shall be so expressed in the entry of transfer if both the transferor and the transferee request the Corporation to do so when the certificates are presented for transfer or uncertificated shares are requested to be transferred. Except as provided in Section 5.05, every certificate surrendered for transfer shall be cancelled.

                  Section 5.04. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more banks, trust companies or other corporations, organized under the laws of any state of the United States or under the laws of the United States, as agent or agents for the Corporation in the transfer of the stock of the Corporation or as registrar or registrars of the stock of the Corporation.

                  Section 5.05. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such conditions as the Board of Directors may from time to time determine, which may but need not include the giving of a satisfactory bond or other indemnity.

                  Section 5.06. HOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.


                                    ARTICLE V
                  EXECUTION OF INSTRUMENTS, ETC.; MISCELLANEOUS

                  Section 6.01. CHECKS, DEPOSITS, ETC. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks or other orders signed by such officers or employees as the Board shall from time to time determine. Facsimile signatures on checks may be used unless prohibited by the Board of Directors.

                  Section 6.02. OTHER CONTRACTS. Except as provided in Section 6.01, all notes, bonds, endorsements (other than for deposit), guarantees and other evidences of indebtedness of the Corporation, and all deeds, mortgages, contracts and other instruments by which the Corporation is to be bound, shall be executed manually by the Chairman, the President or any Executive Vice President, or by any other officer, employee or agent of the Corporation upon whom authority to execute any of the foregoing, which may be general or confined to specific instances, has been conferred by the Board of Directors. Any officer of the Corporation so authorized may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if such delegation has been authorized by the Board of Directors, which authorization may be general or confined to specific instances. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document.

                  Section 6.03.  INTERESTED DIRECTORS OR OFFICERS; QUORUM.

                  (a) GENERAL RULE. No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and another corporation, partnership, association, joint venture, trust or other organization in which one or more of the Corporation's directors or officers are directors or officers or have a financial or other interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because the votes of such interested directors or officers are counted for that purpose, if:

                           (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or

                           (ii) the material facts as to such interested director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those stockholders; or

                           (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or a committee thereof or the stockholders.

                  (b) QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes a contract or transaction specified in Section 6.03(a).

                  Section 6.04. VOTING SECURITIES OWNED BY THE CORPORATION. Securities owned by the Corporation and having voting power in any other corporation shall be voted by the Chairman, the President or any Executive Vice President, unless the Board confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person. Any person authorized to vote such securities shall have the power to appoint proxies, with general power of substitution.

                  Section 6.05.  CORPORATE RECORDS.

                  (a) REQUIRED RECORDS. The Corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, stockholders and Board of Directors and a stock ledger giving the names and addresses of all stockholders and the number and class of shares held by each. The stock ledger shall be kept at either the registered office of the Corporation in Delaware or at its principal place of business wherever situated or at the office of its registrar or transfer agent.

                  (b) FORM OF RECORDS. Any records kept by the Corporation in the regular course of its business, including records relating to meetings of the stockholders or the Board of Directors or any committee thereof, and including its stock ledger, books of account and minute books, may be kept on, or in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records.

                  (c) RIGHT OF INSPECTION. Every stockholder of record shall, upon written demand under oath stating a proper purpose therefor, have a right to inspect, in person or by agent or attorney, during the usual hours for business, the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a stockholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business wherever situated. Any director shall have the right to inspect the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the director's position as a director.

                  Section 6.06. OFFICES. The principal business office of the Corporation shall be at 11910 Greenville Avenue, Suite 300, Dallas, Texas, unless changed as authorized by the Board of Directors. The Corporation may have offices at such places within or without Delaware as the business of the Corporation may require. The registered office of the corporation in Delaware shall be at 1013 Centre Road, Wilmington, Delaware, until otherwise established by an amendment of the certificate of incorporation or by the Board of Directors and a record of the change is filed with the Delaware Secretary of State and duly recorded in the manner provided by law.

                  Section 6.07. CORPORATE SEAL. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation.

                  Section 6.08. FISCAL YEAR. The fiscal year of the Corporation shall end on such day as shall be fixed by the Board of Directors.

                                   ARTICLE VII
                                 INDEMNIFICATION

                  Section 7.01.  SCOPE OF INDEMNIFICATION.

                  (a) GENERAL RULE. The Corporation shall indemnify an Indemnified Representative who was or is a party, or is threatened to be made a party, to any threatened, pending or completed Proceeding by reason of the fact that the Indemnified Representative is or was a serving in an Indemnified Capacity. Such indemnity shall be against all Liabilities of whatever nature which the Indemnified Representative has incurred or may incur in connection with such Proceeding. The terms Indemnified Representative, Proceeding, Indemnified Capacity and Liabilities are defined in paragraph (e) of this
Section 7.01.

                  (b) EXCEPTIONS. Notwithstanding paragraph (a) of this Section 7.01, indemnification shall not be provided:

                           (i) if the Indemnified Representative did not act in good faith and in a manner the Indemnified Representative reasonably believed to be in, or not opposed to, the best interests of the Corporation (or, as to action with respect to an employee benefit plan, the interests of participants in and beneficiaries of the plan);

                           (ii) with respect to any criminal Proceeding, if the Indemnified Representative had reasonable cause to believe the conduct of the Indemnified Representative was unlawful;

                           (iii) with respect to any Proceeding by or in the right of the Corporation to procure a judgment in its favor, if the Indemnified Representative is adjudged to be liable to the Corporation, except as may be otherwise ordered by the Delaware Court of Chancery or the court in which such Proceeding was brought; or

                           (iv) to the extent that indemnification has been
determined by a court to be unlawful.

                  (c) PARTIAL PAYMENT. If an Indemnified Representative is entitled to indemnification in respect of a portion, but not all, of any Liabilities to which the Indemnified Representative may be subject, the Corporation shall indemnify the Indemnified Representative to the maximum extent for such portion of such Liabilities.

                  (d) PRESUMPTION. The termination of any Proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the Indemnified Representative is not entitled to indemnification, except as otherwise provided in Section 7.01(b)(iii).

                  (e) DEFINITIONS. For purposes of this Article VII:

                           (i) "Indemnified Capacity" means any and all past, present and future service by an Indemnified Representative in one or more capacities as a director, officer, employee or agent of the Corporation, or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                           (ii) "Indemnified Representative" means any and all directors, officers, employees and agents of the Corporation and any person serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

                           (iii) "Liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature (including, without limitation, attorneys' fees and disbursements), actually and reasonably incurred by an Indemnified Representative in connection with a Proceeding, and includes without limitation liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability; and

                           (iv) "Proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, whether brought by or on behalf of the Corporation, a class of its security holders, an employee benefit plan or its participants or beneficiaries, or otherwise, and including but not limited to an action by or in the right of the Corporation to procure a judgment in its favor.

                  Section 7.02. PROCEEDINGS INITIATED BY INDEMNIFIED REPRESENTATIVES. Notwithstanding any other provision of this Article VII, the Corporation shall not indemnify an Indemnified Representative, or make any advance pursuant to Section 7.03, for any Liability incurred in a Proceeding initiated (other than by the assertion of counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the Indemnified Representative unless the initiation of or participation in the Proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This Section 7.02 shall not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an Indemnified Representative granted by or pursuant to this Article.

                  Section 7.03. ADVANCING EXPENSES. Except as provided in
Section 7.02, expenses (including attorneys' fees and disbursements) incurred by an Indemnified Representative in defending any Proceeding shall be paid by the Corporation, as an advance to the Indemnified Representative, in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Representative to repay the amount so advanced by the Corporation if it is ultimately determined that the Indemnified Representative is not entitled to be indemnified by the Corporation pursuant to this Article
VII. The financial ability of an

Indemnified Representative to repay such an advance shall not be a prerequisite to the making of the advance.

                  Section 7.04. INSURANCE; SECURITY. The Corporation may, on behalf of itself or any Indemnified Representative, purchase and maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other trusteed or non-trusteed fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs and upon such other terms and conditions as the Board of Directors shall deem appropriate, against any Liability which might be asserted against or incurred by the Corporation or any Indemnified Representative, whether or not the Corporation would have the power to indemnify the Indemnified Representative against such Liability under the provisions of this Article VII. The determination of the Board with respect to such amounts, costs, terms and conditions shall be conclusive.

                  Section 7.05.  PAYMENT OF INDEMNIFICATION OR ADVANCE.

                  (a) ADVANCES. Within 30 days after a written request for an advance pursuant to Section 7.03 has been delivered to the Secretary or the Treasurer, the Corporation shall provide such advance unless the Board of Directors determines that the person making such request is not entitled to such indemnification or advance. Such determination by the Board shall be conclusive.

                  (b) INDEMNIFICATION. Unless ordered by a court, any indemnification pursuant to this Article VII shall be made only as authorized in the specific case upon a determination that such indemnification is authorized by this Article VII. Such determination shall be made (i) by the Board of Directors by a majority vote of the directors who were not parties to the Proceeding, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. A determination made pursuant to this paragraph (b) shall be conclusive.

                  Section 7.06. CONTRIBUTION. If the indemnification provided for in this Article VII or otherwise is unavailable for any reason in respect of any Liability or portion thereof, the Corporation shall contribute to the Liabilities to which the Indemnified Representative may be subject in such proportion as is appropriate to reflect the intent of this Article VII or otherwise.

                  Section 7.07. MANDATORY INDEMNIFICATION. To the extent that any director, officer, employee or agent of the Corporation, whether or not an Indemnified Representative, has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Section 7.08. CONTRACT RIGHTS; AMENDMENT OR REPEAL; RELIANCE. All rights, duties and obligations of the Corporation and each Indemnified Representative under this Article VII shall be deemed to constitute a contract between the Corporation and the Indemnified Representative pursuant to which the Corporation and such Indemnified Representative intend to be legally bound. Any repeal, amendment or modification of any provision of this Article VII shall be prospective only and shall not affect any rights or obligations then existing. Each person who acts as an Indemnified Representative of the Corporation shall be deemed to be doing so in reliance upon the rights provided by this Article VII.

                  Section 7.09. ARTICLE VII NOT EXCLUSIVE; SURVIVAL OF RIGHTS. The rights granted by this Article VII shall not be deemed exclusive of any other right as to which a person seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. A person who has otherwise ceased to be an Indemnified Representative, and the heirs and personal representatives of such person, shall continue to have the rights of an Indemnified Representative under this Article VII with respect to any Proceeding in which such person, or such heirs or personal representatives, may incur a Liability arising from an action, or failure to act, while such person was an Indemnified Representative.


                                  ARTICLE VIII
                                   AMENDMENTS

                  Section 8.01. AMENDMENT OF BYLAWS. These bylaws may be amended or repealed, or new bylaws may be adopted by vote of a majority of the directors in office at any regular or special meeting of the Board of Directors. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.